SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): November 21, 1996
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                         The New World Power Corporation
                         -------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                      0-18260                 52-1659436
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(State or other jurisdiction     (Commission              (IRS Employer
  of incorporation)              File Number)          Identification No.)

         The Farmhouse, 558 Lime Rock Road, Lime Rock, Connecticut 06039
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (860) 435-8900
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                                       N/A
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         (Former name or former address, if changed since last report.)

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         Item 2.           Acquisition Or Disposition Of Assets
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                  On November 21,  1996,  The New World Power  Corporation  (the
"Registrant") completed the previously announced agreement to sell all of its 6,612,447 shares of common stock of Photocomm, Inc. ("Pcomm") to Golden Technologies Company, Inc. for $11,292,500. Of that amount, $600,000 was remitted to other stockholders of Pcomm in exchange for their agreement to waive their right of first refusal on that sale. At the same time, the Registrant's option to acquire up to 1,500,000 shares of common stock of Pcomm was cancelled through the termination of the 1993 Stock Purchase Agreement among the Registrant, Pcomm and certain other parties. As a result, the Registrant no longer owns any shares of common stock of Pcomm.

                  All of the net proceeds of this stock sale were applied to the payment of the Registrant's 8% Convertible Subordinated Notes dated February 29, 1996 held by the Robert Fleming & Co. Ltd. noteholders.

                  Also on November 21, 1996, John D. Kuhns, Robert W. MacDonald and Gerald R. Cummins, designees of the Registrant on the Board of Directors of Pcomm, resigned.

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
                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        The New World Power Corporation



Dated: November 27, 1996                By: /s/ Vitold Jordan
                                            ----------------------------------
                                                Vitold Jordan
                                                Interim Chief Executive Officer



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